UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      November 9, 2010

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-05270	11-1817252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Madison Avenue, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 355-4141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 is intended to be furnished under this Item 2.02 “Results of Operations and Financial Condition.”  Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On November 9, 2010, American Independence Corp. issued a press release announcing results of operations for the three months and nine months ended September 30, 2010, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits

Exhibit 99.1 - Press release of American Independence Corp., dated November 9, 2010.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, unless expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INDEPENDENCE CORP.

/s/ Teresa A. Herbert Teresa A. Herbert Chief Financial Officer and Senior Vice President	Date:	November 9, 2010

Exhibit 99.1

AMERICAN INDEPENDENCE CORP.	CONTACT: DAVID T. KETTIG
485 MADISON AVENUE	(212) 355-4141 Ext. 3047
NEW YORK, NEW YORK 10022	www.americanindependencecorp.com
NASDAQ – AMIC

NEWS RELEASE

AMERICAN INDEPENDENCE CORP. ANNOUNCES

2010 THIRD-QUARTER AND NINE-MONTHS RESULTS

New York, New York, November 9, 2010.  American Independence Corp. (NASDAQ: AMIC) today reported 2010 third-quarter and nine-months results.  This press release contains both GAAP and non-GAAP financial information for which reconciliations can be found at the end of this release.

Financial Results

Net income increased to $0.6 million ($.07 per share, diluted), for the three months ended September 30, 2010, compared to $0.2 million ($.03 per share, diluted), for the three months ended September 30, 2009.  Net income decreased to $1.9 million ($.23 per share, diluted), for the nine months ended September 30, 2010, compared to $2.1 million ($.25 per share, diluted), for the nine months ended September 30, 2009.

The Company's operating income1 for the three months ended September 30, 2010 was $1.1 million ($.13 per share, diluted), as compared to $0.6 million ($.07 per share, diluted) for the three months ended September 30, 2009.  Operating income was $3.3 million ($.39 per share, diluted), for the nine months ended September 30, 2010, as compared to $3.4 million ($.41 per share, diluted) for the nine months ended September 30, 2009.

Revenues decreased to $21.8 million for the three months ended September 30, 2010, compared to revenues of $25.7 million for the three months ended September 30, 2009.  Revenues decreased to $68.4 million for the nine months ended September 30, 2010, compared to revenues of $79.2 million for the nine months ended September 30, 2009, primarily due to a reduction of premiums.

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, “We are gratified with our improved operating earnings for the third quarter of 2010 of $1.1 million or $.13 per share from $0.6 million or $.07 per share for the comparable period of 2009.  Our financial condition and balance sheet remain strong.  We have no debt, $274 million of federal net operating loss carryforwards, and have grown our book value to $11.00 per share at September 30, 2010 from $10.46 per share at December 31, 2009.  Our investment portfolio is rated, on average, AA and has a low duration although we are experiencing pressure on investment income due to lower yields on our fixed income portfolio.  The regulations proposed to-date (including those mandating minimum loss ratios) seem to have validated our strategy of pursuing niche lines of business across many states utilizing multiple carriers, and we believe they will have minimal impact on the Company in the near future."

Non-GAAP Financial Measures

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP: (i) Operating income is net income excluding non-cash charges related to the amortization of intangible assets recorded in purchase accounting, net realized investment gains (losses), net income attributable to the non-controlling interest, and the federal income tax charge related to deferred taxes due to its federal net operating loss carryforwards, and (ii) Operating income per share is operating income (loss) on a per share basis. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future.  Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance.  However, these non-GAAP financial measures are not intended to supersede or replace the Company's GAAP results.  A reconciliation of the non-GAAP results to the GAAP results is provided in the "Reconciliation of GAAP Income from Continuing Operations to Non-GAAP Operating Income from Continuing Operations” schedule below.

About American Independence Corp.

AMIC, through Independence American Insurance Company and its other subsidiaries, offers health insurance solutions to individuals and employer groups.  AMIC provides to the individual and self-employed markets health insurance and related products, which are distributed through its subsidiaries, Independent Producers of America, LLC and healthinsurance.org, LLC.  AMIC markets medical stop-loss through managing general underwriters, including Marlton Risk Group LLC and Risk Assessment Strategies, Inc.

Certain statements in this news release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which AMIC operates, new federal or state governmental regulation, AMIC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in AMIC’s other news releases and filings with the Securities and Exchange Commission.

AMERICAN INDEPENDENCE CORP.

THIRD QUARTER REPORT

SEPTEMBER 30, 2010

(In thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Premiums earned	$17,833	$20,987	$55,650	$65,063
MGU and agency income	3,077	3,968	10,292	11,406
Net investment income	612	783	1,887	2,261
Net realized investment gains (losses)	136	(27)	445	234
Other-than-temporary impairment losses	-	-	(29)	-
Other income	141	24	183	207

Revenues	21,799	25,735	68,428	79,171

Insurance benefits, claims and reserves	11,808	15,414	38,139	44,801
Selling, general and administrative expenses	8,584	9,569	25,966	30,039
Amortization and depreciation	215	210	646	629

Expenses	20,607	25,193	64,751	75,469

Income before income tax	1,192	542	3,677	3,702
Provision for income taxes	324	141	1,021	1,168

Net income	868	401	2,656	2,534
Less: Net income attributable to the non-controlling interest	(245)	(176)	(717)	(443)

Net income attributable to American Independence Corp.	$623	$225	$1,939	$2,091

Basic income per common share:
Net income attributable to American Independence Corp.
common stockholders	$.07	$.03	$.23	$.25

Weighted-average shares outstanding	8,512	8,506	8,509	8,505

Diluted income per common share:
Net income attributable to American Independence Corp.
common stockholders	$.07	$.06	$.23	$.25

Weighted-average diluted shares outstanding	8,512	8,506	8,509	8,505

As of September 30, 2010 there were 8,508,591 common shares outstanding, net of treasury shares.

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS TO NON-GAAP OPERATING INCOME FROM CONTINUING OPERATIONS

(In thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Income from continuing operations	$868	$401	$2,656	$2,534
Amortization of intangible assets related to purchase accounting	34	34	101	101
Net realized investment (gains) losses	(136)	27	(445)	(234)
Other-than-temporary impairment losses	-	-	29	-
Federal income tax charge related to deferred taxes for operating income	314	115	954	1,048

Operating Income from continuing operations	$1,080	$577	$3,295	$3,449

Non - GAAP Basic Income Per Common Share:

Operating Income from continuing operations	$.13	$.07	$.39	$.41

Non - GAAP Diluted Income Per Common Share:

Operating Income from continuing operations	$.13	$.07	$.39	$.41

Footnotes

1 Operating income is a non-GAAP measure and is defined as net income excluding non-cash charges related to the amortization of certain intangible assets recorded in purchase accounting, net realized investment losses, losses from discontinued operations and the federal income tax charge related to deferred taxes. The Company believes that the presentation of operating income may offer a better understanding of the core operating results of the Company.  A reconciliation of net income to operating income is presented as an attachment to this press release.